UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934 Date of Report (Date of Earliest Event Reported): November 17, 2023
Putnam Premier Income Trust (Exact Name of Registrant as Specified in its Charter)
Massachusetts (State or Other Jurisdiction of Incorporation)	811-05452 (Commission File Number)	04-2995046 (IRS Employer Identification No.)
100 Federal Street Boston, Massachusetts (Address of Principal Executive Offices)		02110 (Zip Code)
Registrant’s Telephone Number, Including Area Code: (617) 292-1000
Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Shares of beneficial interest	PPT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 17, 2023, the Board of Trustees of Putnam Premier Income Trust (the “Fund”) determined it was in the best interests of shareholders to amend and restate the Bylaws of the Fund (the “Amended and Restated Bylaws”), effective as of November 17, 2023, to rescind Article 15 and its accompanying control share acquisition provisions (the “CSA Provisions”).

Pursuant to the rescinded CSA Provisions, a shareholder who obtained beneficial ownership of Fund shares in a “control share acquisition” could have exercised voting rights with respect to those shares only to the extent authorized by other shareholders of the Fund. A control share acquisition was an acquisition by any person of beneficial ownership of shares (subject to certain exclusions) entitling the person to vote shares in the election of Trustees within any one of four specified ranges of voting power, beginning at 10%. Once a person made a control share acquisition, that person would only have voting rights with respect to those shares to the extent authorized by a vote of shareholders. The CSA Provisions did not eliminate voting rights for shares acquired in control share acquisitions, but rather the provisions entrusted the Fund’s other “non-interested” shareholders with determining whether to approve the authorization of voting rights for such shares.

Prior to rescinding the CSA Provisions, on February 23, 2023, the Fund’s Board of Trustees had voted to exempt from the CSA Provisions, including on a going forward basis, all prior and, until further notice, new purchases of shares of the Fund that might otherwise be deemed control share acquisitions under the CSA Provisions.

Investors should refer to the Amended and Restated Bylaws for more information, which are attached as an Exhibit and incorporated herein by reference.

Item 8.01 Other Events.

On November 17, 2023, the Board of Trustees of the Fund voted to adopt an investment policy that requires the Fund, under normal circumstances, to maintain an average portfolio rating of investment grade. This requirement applies at the time of the making of an investment and is violated if, and only if, the average portfolio rating of the Fund would no longer be investment grade immediately after and as a result of such investment. For purposes of this requirement, the credit rating for each investment is determined at the time of purchase by a nationally recognized securities rating agency, or if the investment is not rated by a nationally recognized securities rating agency, by Putnam Investment Management, LLC, the Fund’s investment adviser.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
5.03	Amended and Restated Bylaws of Putnam Premier Income Trust dated November 17, 2023

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Putnam Premier Income Trust

	By:	/s/Jonathan S. Horwitz
Jonathan S. Horwitz
Date: November 17, 2023		Executive Vice President, Principal Executive Officer and Compliance Liaison